EXHIBIT 23(d)(i)(b)

                                   SCHEDULE A
                           AS REVISED AUGUST 14, 2003
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                           Premier Money Market Series
                            Prime Money Market Series
                              U.S Government Series
                                Tax-Exempt Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series
                              Municipal Bond Series
                            Short-Term Income Series
                              Large Cap Core Series
                              Small Cap Core Series
                       International Multi-Manager Series
                               WT Balanced Series
                         Large Cap Multi-Manager Series
                          Large Cap Quantitative Series
                          Mid Cap Multi-Manager Series
                           Mid Cap Quantitative Series
                         Small Cap Multi-Manager Series
                          Small Cap Quantitative Series
                               Real Estate Series

                                   SCHEDULE B
                           AS REVISED AUGUST 14, 2003
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                                    ANNUAL FEE AS A % OF
SERIES                              AVERAGE DAILY NET ASSETS
------                              ------------------------
PREMIER MONEY MARKET SERIES         .20% of the Series' average daily net
                                    assets.

PRIME MONEY MARKET SERIES           .47% of the Series' first $1 billion of
                                    average daily net assets; .43% of the
                                    Series' next $500 million of average daily
                                    net assets; .40% of the Series' next $500
                                    million of average daily net assets; and
                                    .37% of the Series' average daily net assets
                                    in excess of $2 billion.

U.S. GOVERNMENT SERIES              .47% of the Series' first $1 billion of
                                    average daily net assets; .43% of the
                                    Series' next $500 million of average daily
                                    net assets; .40% of the Series' next $500
                                    million of average daily net assets; and
                                    .37% of the Series' average daily net assets
                                    in excess of $2 billion.

TAX - EXEMPT SERIES                 .47% of the Series' first $1 billion of
                                    average daily net assets; .43% of the
                                    Series' next $500 million of average daily
                                    net assets; .40% of the Series' next $500
                                    million of average daily net assets; and
                                    .37% of the Series' average daily net assets
                                    in excess of $2 billion.

SHORT/INTERMEDIATE SERIES           .35% of the Series' first $1 billion of
                                    average daily net assets; .30% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .25% of the Series' average
                                    daily net assets over $2 billion.

BROAD MARKET BOND SERIES            .35% of the Series' first $1 billion of
                                    average daily net assets; .30% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .25% of the Series' average
                                    daily net assets over $2 billion.

MUNICIPAL BOND SERIES               .35% of the Series' first $1 billion of
                                    average daily net assets; .30% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .25% of the Series' average
                                    daily net assets over $2 billion.

SHORT-TERM INCOME SERIES            .35% of the Series' first $1 billion of
                                    average daily net assets; .30% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .25% of the Series' average
                                    daily net assets over $2 billion

LARGE CAP CORE SERIES               .70% of the Series' first $1 billion of
                                    average daily net assets; .65% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .60% of the Series' average
                                    daily net assets over $2 billion.

SMALL CAP CORE SERIES               .60% of the Series' first $1 billion of
                                    average daily net assets; .55% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .50% of the Series' average
                                    daily net assets over $2 billion.

INTERNATIONAL MULTI-MANAGER SERIES  .15% of the Series average daily net assets.

WT BALANCED SERIES                  .55% of the Series' first $1 billion of
                                    average daily net assets; .50% of the
                                    Series' next $1 billion of average daily net
                                    assets; and .45% of the Series' average
                                    daily net assets over $2 billion.

REAL ESTATE SERIES                  .35% of the Series average daily net assets

LARGE CAP QUANTITATIVE SERIES       .40% of the Series average daily net assets

LARGE CAP MULTI-MANAGER SERIES      .40% of the Series average daily net assets

MID CAP QUANTITATIVE SERIES         .40% of the Series average daily net assets

MID CAP MULTI-MANGER SERIES         .40% of the Series average daily net assets

SMALL CAP QUANTITATIVE SERIES       .40% of the Series average daily net assets

SMALL CAP MULTI-MANAGER SERIES      .40% of the Series average daily net assets